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                                                                    Exhibit 99.1


                        INDEMNIFICATION ESCROW AGREEMENT


      THIS INDEMNIFICATION ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of September 15, 2003 (the "EFFECTIVE DATE"), by and among MICROFIELD GROUP, INC., an Oregon corporation ("MICROFIELD"); KURT A. UNDERWOOD and TSI TELECOMMUNICATION SERVICES, INC., a Delaware corporation (collectively, the "VELAGIO SHAREHOLDERS"), KURT A. UNDERWOOD, as representative for the Velagio Shareholders (the "VELAGIO REPRESENTATIVE"); CHRISTENSON GROUP LLC, an Oregon limited liability company (the "CTS SHAREHOLDER"); ROBERT J. JESENIK, as representative for the CTS Shareholder (the "CTS REPRESENTATIVE"); and ANTHONY
J. MOTSCHENBACHER (the "ESCROW AGENT").

      All capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Agreement and Plan of Merger dated the same date as this Agreement (the "VSI MERGER AGREEMENT"), by and among Microfield, VSI Acquisition Co., an Oregon corporation ("VSI ACQUISITION"), Velagio, Inc., an Oregon corporation ("VELAGIO"), and the Velagio Shareholders, pursuant to which VSI Acquisition will merge with and into Velagio (the "VSI MERGER"), and in the Agreement and Plan of Merger dated the same date as this Agreement (the "CTS MERGER AGREEMENT"), by and among Microfield, CTS Acquisition Co., an Oregon corporation ("CTS ACQUISITION"), Christenson Technology Services, Inc., an Oregon corporation ("CTS"), and the CTS Shareholder, pursuant to which CTS Acquisition will merge with and into CTS (the "CTS MERGER").

      The VSI Merger and CTS Merger will be referred together as the "MERGERS", the VSI Merger Agreement and CTS Merger Agreement will be referred together as the "MERGER AGREEMENTS" or individually as a "MERGER AGREEMENT", the Velagio Shareholders and CTS Shareholder will be referred together as the "SHAREHOLDERS", and the Velagio Representative and CTS Representative will be referred together as the "REPRESENTATIVES" or individually as a "REPRESENTATIVE".

                                    RECITALS

      A. Section 12.7 of each of the Merger Agreements provides that the Escrow Shares (as defined below) are to be deducted and withheld from the shares of Common Stock of Microfield (the "MICROFIELD COMMON STOCK") to be issued in the Mergers to the Shareholders and placed in an escrow account (the "ESCROW ACCOUNT") to secure certain indemnification obligations of Velagio, CTS and the Shareholders under Article 7 of the Merger Agreements on the terms and conditions set forth in this Agreement. Attached EXHIBIT A sets forth the name and address of each Shareholder, the number of Escrow Shares required to be deposited in the Escrow Account by each Shareholder pursuant to the Merger Agreements, and each Shareholder's pro rata percentage of the Escrow Shares.

      B. The Representatives and each Shareholder are entering into this Agreement as a material inducement and consideration for Microfield to enter into the Merger Agreements and to


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consummate the transactions contemplated therein. As a condition precedent to consummate such transactions, the parties desire to set forth in this Agreement the terms and conditions pursuant to which the Escrow Shares shall be deposited, held in, and disbursed from the Escrow Account.

                                    AGREEMENT

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1.    ESCROW AND INDEMNIFICATION.

            1.1 ESCROW OF SHARES. Promptly after the Closing Date, Microfield will, or will cause its transfer agent to, deposit with the Escrow Agent in the manner contemplated by Section 2, the Escrow Shares registered in the names of each of the Shareholders, together with Stock Powers in blank and in the form required by Microfield's transfer agent, and a written notice making reference to this Agreement, setting forth the Closing Date, and identifying the shares so deposited as the Escrow Shares. The Escrow Agent shall hold the Escrow Shares and stock powers in escrow as a source of collateral for the indemnification obligations of the Shareholders under Article 7 of the Merger Agreements until the Escrow Agent is required to release such Escrow Shares in accordance with the terms of this Agreement. As used in this Agreement, the term "ESCROW SHARES" shall include all "INITIAL ESCROW SHARES" and "ADDITIONAL ESCROW SHARES" as those terms are defined in Section 2 of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and stock powers and to hold such Escrow Shares and stock powers in escrow subject to the terms and conditions of this Agreement.

            1.2 INDEMNIFICATION. The Indemnified Persons are indemnified by the Shareholders pursuant to the terms of Section 7 of the Merger Agreements (which terms are incorporated herein by reference) from and against any Claims (as defined below), subject to the limitations set forth in Section 7.4 of the Merger Agreements and in this Agreement. The Escrow Shares shall be a resource of security for these indemnity obligations, subject to the terms and conditions of Article 7 of the Merger Agreements and this Agreement. The Velagio Representative on behalf of the Velagio Shareholders, and the CTS Representative on behalf of the CTS Shareholder, shall each act as the Shareholders' representative and attorney in fact for purposes of acting on their behalf and taking all actions necessary to perform this Agreement, and resolve and settle Claims under the Merger Agreements and this Agreement on behalf of the respective Shareholders.

            1.3 NOTICE OF CLAIM. As used herein, the term "CLAIM" means a claim for indemnification under Article 7 of the Merger Agreements made by an Indemnified Person. Microfield shall give written notice of a Claim (a "NOTICE OF CLAIM") to the respective Representative and the Escrow Agent as promptly as reasonably practicable after either: (i) the Indemnified Person's discovery, after the Closing Date, of any fact or circumstance that gives rise to indemnification rights under Section 7.2 of either Merger Agreement; or (ii) the Indemnified Person's discovery, after the Closing Date, of written notice to Microfield or to any other Indemnified Person of any claim, demand, suit, action, arbitration, investigation, inquiry or


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proceeding brought by a third party against such Indemnified Person that is based upon or includes facts or assertions that would, if true, give rise to indemnification rights under Section 7.2 of either Merger Agreement (a "THIRD PARTY CLAIM"). Each Indemnified Person agrees with the Shareholders and the Representatives that it will make Claims only as permitted by Article 7 of the Merger Agreements. No delay on the part of any Indemnified Person, and Microfield, in giving the appropriate Representative notice of a Claim shall relieve the Representative or any Shareholder from any of its obligations under
Section 7.2 of the Merger Agreements or this Agreement unless (and then only to the extent that) the Representative and the Shareholders are materially prejudiced thereby or the applicable survival period in Section 7.1 of the Merger Agreements has expired.

            1.4 ESCROW PERIOD. As used herein, the term "ESCROW PERIOD" means that one (1) year time period set forth in Section 7.4(a)(i) of the Merger Agreements, but shall terminate prior to such period if all of the Escrow Shares have been released pursuant to Section 2.4.

      2.    DEPOSIT OF ESCROW SHARES; RELEASE FROM ESCROW.

            2.1 DELIVERY OF ESCROW SHARES. On the Closing Date or as soon thereafter as is reasonably practicable: (i) Microfield shall deliver to the Escrow Agent, or cause its transfer agent to deliver to the Escrow Agent, for deposit to the Escrow Account, the written notice contemplated in Section 1.1 accompanied by one or more duly authorized stock certificates in the name of each of the Shareholders as shown on attached EXHIBIT A (the "INITIAL ESCROW SHARES"). The Representatives agree to execute and deliver to the Escrow Agent such additional stock powers relating to the Escrow Shares as may be necessary, in the Escrow Agent's reasonable opinion, to carry out its responsibilities under this Agreement. In the event Microfield issues any Additional Escrow Shares (as defined below), Microfield shall deliver, or cause its transfer agent to deliver, such Additional Escrow Shares to the Escrow Agent, in the same manner as the Initial Escrow Shares. Unless and until stock certificates representing Additional Escrow Shares are received by the Escrow Agent, the Escrow Agent may assume that none have been issued.

            2.2 DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for dividends paid in shares of Microfield stock that are declared and paid with respect to the Escrow Shares or shares of Microfield Common Stock issued with respect to Escrow Shares and resulting from a stock split or other subdivision ("ADDITIONAL ESCROW SHARES"), any cash dividends, dividends payable in securities or other distributions of any kind made or paid in respect of the Escrow Shares shall be distributed by Microfield to each Shareholder at the time of such dividend or other distribution. Each Shareholder shall have the right to vote the Escrow Shares deposited in the Escrow Account for the account of such Shareholder so long as such Escrow Shares are held in escrow and not the subject of a Claim, and Microfield shall take all reasonable steps necessary to allow the exercise of such rights. So long as the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and have not been canceled as provided herein or repurchased by Microfield AND ARE NOT THE SUBJECT OF A CLAIM, the Shareholders shall retain and shall be able to exercise voting rights with respect to such Escrow Shares and all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions of this


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Agreement or the Merger Agreements. Microfield and the Shareholders will arrange for the payment of ordinary dividends and the delivery of proxies and other notices among themselves, and the Escrow Agent need not be involved. Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Shares (including without limitation with respect to the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation or rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a written request of a Representative received by the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute or cause its nominee to execute, and deliver to the Representative a proxy or other instrument in the form supplied to it by the Representative for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares hold by it hereunder, to authorize therein the Representative to exercise such voting or consent authority in respect of the Escrow Shares (provided, that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). The Escrow Agent shall not be under any duty or responsibility to forward to Microfield, Shareholders and the Representatives (each, an "INTERESTED PARTY"), or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

            2.3 DISTRIBUTIONS TO SHAREHOLDERS. Promptly after the Escrow Agent receives notice of the date on which the Escrow Period expired (the "FINAL RELEASE DATE"), the Escrow Agent shall release, or cause the transfer agent of the Escrow Shares to release, from escrow to each Shareholder at each Shareholders' address as set forth in EXHIBIT A, in proportion to each such Shareholders' pro rata portion as set forth in EXHIBIT A, that number of shares that is equal to the positive difference between (i) the total number of Escrow Shares then remaining subject to this Agreement, less (ii) the total number of such Shareholder's Escrow Shares that are owed to Microfield and are to be canceled and forfeited in accordance with Section 4 in satisfaction of Claims by Microfield or that are otherwise being held in escrow subject to a pending Claim by Microfield. As used in this Agreement, a "SHAREHOLDER'S ESCROW SHARES" refers to and means: (i) if no Additional Escrow Shares are issued, the Initial Escrow Shares allocable to such Shareholder as set forth in EXHIBIT A; and (ii) if Additional Escrow Shares are issued, that number of Escrow Shares obtained by multiplying the total number of all Escrow Shares in the Escrow Account at the time in question by such Shareholder's pro rata portion as set forth in EXHIBIT
A. Except for Additional Escrow Shares, in no event shall any Shareholder be required to contribute additional shares to the Escrow.

            2.4 RELEASE OF ESCROW SHARES. The Escrow Shares shall be held by the Escrow Agent until such Escrow Shares are required to be released pursuant to either: (i) Section 2.3; or (ii) when required under applicable provisions of
Section 4 (each such day, "RELEASE DATE"). The Escrow Agent shall deliver to Microfield's transfer agent for further


4 - INDEMNIFICATION ESCROW AGREEMENT
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delivery to the Shareholders or to Microfield, as applicable hereunder, the requisite number of Escrow Shares to be released on each applicable date as is called for by this Agreement. Such delivery of Escrow Shares shall be in the form of stock certificate(s) registered in the name of such Shareholders or Microfield, as applicable, in accordance with this Agreement. The Escrow Agent shall coordinate with Microfield's transfer agent who shall cause such stock certificates to be registered in the appropriate names as determined by the Escrow Agent in accordance with this Agreement. Microfield shall give the Escrow Agent prompt written notice of the name and address of the current and any new transfer agent for Microfield's Common Stock. Microfield and the Representatives shall undertake to deliver a prompt written notice to the Escrow Agent identifying the number of Escrow Shares to be released to each of the Shareholders and/or Microfield, as applicable, in accordance with this Agreement. Escrow Shares released to the Shareholders shall be released to them in proportion to their respective pro rata portions as set forth in EXHIBIT A. The Escrow Agent may, from time to time, request from Microfield or from the Representatives written confirmation of the accuracy and completeness of information respecting the Shareholders set forth in EXHIBIT A. Cash, which shall be furnished to the Escrow Agent by Microfield, shall be paid in lieu of any distribution of a fraction of an Escrow Share held by any Shareholder (computed for each Shareholder by aggregating all Escrow Shares held by such Shareholder) in an amount equal to the applicable fraction of an Escrow Share multiplied by the per share market value of Microfield Common Stock (as set forth in Section 4.5) as set forth in a certificate of Microfield delivered to and received by the Escrow Agent (such price per share to be adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting Microfield Common Stock (each a "CAPITAL CHANGE"), whether occurring at or after the Closing Date if the written notice described below has been received by the Escrow Agent). Within five (5) business days Microfield shall give the Escrow Agent and the Representatives written notice of the occurrence of any Capital Change and the impact thereof on such price per share of Microfield Common Stock referred to above. Within two (2) business days prior to the scheduled date for releasing shares to the Shareholders hereby, Microfield shall submit to the Escrow Agent and the Representatives a certified schedule of the cash amounts payable for fractional shares (if any) to each of the Shareholders as set forth in EXHIBIT A and shall deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares. The Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any cash distribution to any Shareholder unless such Shareholder delivers to the Escrow Agent an IRS Form W-9 (or Form W-8 for non-U.S. persons) for tax reporting purposes, duly completed and executed by such Shareholder prior to such distribution.

            2.5 NO ENCUMBRANCE. No Escrow Shares or any beneficial interest therein may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by a Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Shareholder, prior to the delivery to such Shareholder of such Escrow Shares by the Escrow Agent in accordance with this Agreement. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this
Section 2.5, except that the Escrow Agent shall retain possession of the stock certificates evidencing the Escrow Shares as required by this Agreement.


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            2.6   POWER TO TRANSFER ESCROW SHARES. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Microfield shall cooperate with the Escrow Agent in causing Microfield's transfer agent to promptly issue stock certificates to effect such transfers.

      3.    CONTENTS OF NOTICE OF CLAIM.

            3.1 WRITTEN CLAIM. Each Notice of Claim given by Microfield pursuant to Section 1.3 shall be in writing and shall contain the following information to the extent it is reasonably available to Microfield:

                  (a) Microfield's statement of the amount of the damages that Microfield believes have been actually incurred by Microfield and/or any other Indemnified Person in connection with the Claim and/or Microfield's statement of its good faith estimate of the reasonably foreseeable amount of the alleged damages that will ultimately be incurred by Microfield and/or any other Indemnified Person in connection with such Claim; and

                  (b) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on Microfield's or any other affected Indemnified Person's good faith belief thereof, and, if applicable, the identity and address of any third-party claimant (to the extent reasonably available to Microfield) and copies of any formal demand or complaint of any such third-party claimant.

            3.2 NO TRANSFER. The Escrow Agent shall not transfer any of the Escrow Shares held in the Escrow Account to Microfield pursuant to a Notice of Claim until such Notice of has been resolved in accordance with Section 4.

      4. RESOLUTION OF CLAIMS AND TRANSFERS OF ESCROW SHARES. Any Notice of Claim received by the Shareholders' Representative and the Escrow Agent pursuant to Section 1.3 and Section 3 shall be resolved as follows:

            4.1 UNCONTESTED CLAIMS. If, within thirty (30) calendar days after a Notice of Claim containing a statement of claimed damages has been received by, or is deemed to have been delivered by Microfield to, the respective Representative and the Escrow Agent pursuant to Section 7, the appropriate Representative has not contested such Notice of Claim in a written notice received by Escrow Agent as provided in Section 4.2 (an "UNCONTESTED CLAIM"), then the Escrow Agent shall: (i) promptly release or cause the transfer agent of the Escrow Shares to release from escrow and transfer to Microfield for cancellation and forfeiture that number of Escrow Shares having a value (as determined in accordance with Section 4.5) equal to the amount of damages specified in such Notice of Claim, which transferred and forfeited Escrow Shares shall be taken from and forfeited by the Shareholders as set forth in Section 4.5; and (ii) notify the Representatives in writing of such transfer and forfeiture of Escrow Shares as promptly as reasonably practicable.


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            4.2   CONTESTED CLAIMS. In the event that the respective
Representative delivers to Microfield and the Escrow Agent a written notice contesting all, or a portion of, a Notice of Claim (a "CONTESTED CLAIM") and such written notice has been received by, or is deemed, under the provisions of
Section 7, to have been delivered to, Microfield and the Escrow Agent within the thirty (30) day period described in Section 4.1, then: (i) such Contested Claim shall be resolved by either (1) a written settlement agreement executed by Microfield and appropriate Representative, or (2) in the absence of such a written settlement agreement, by nonbinding arbitration in accordance with the provisions of Section 4.3. Any portion of the Notice of Claim that is not contested by the Representative in accordance with the foregoing provisions of this Section 4.2 shall be treated as an Uncontested Claim and resolved in accordance with Section 4.1.

            4.3 NONBINDING ARBITRATION OF CONTESTED CLAIMS. Microfield and the Representatives agree that they shall use best reasonable efforts to settle amicably disagreements arising from or in connection with this Agreement. To this effect, following notice of either to the other (with copy to the Escrow Agent) of a disagreement, which shall include any failure to agree upon a matter to be agreed upon (a "DISPUTE"), the parties shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution. If those attempts fail after a period of ten (10) business days from the time the parties have been notified of the Dispute, then every such Dispute shall be settled by nonbinding arbitration in Multnomah County, Oregon, in accordance with the commercial arbitration rules of Arbitration Services of Portland, Inc. ("ASP") then in effect. Upon completion of the arbitration, any award rendered by the arbitrator may be entered by the parties in the circuit court for Multnomah County, Oregon; provided, however, that such award may be appealed as set forth below. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding instituted to resolve the Dispute.

                  (A) SELECTION OF ARBITRATOR. ASP will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with Oregon contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that ASP will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by ASP (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by ASP the person who will act as arbitrator.

                  (B) PAYMENT OF COSTS. Microfield and the respective Shareholders will bear the expense of deposits and advances required by the arbitrator. Microfield shall pay fifty percent (50%) and the Shareholders collectively shall pay fifty percent (50%) of such deposits and advances, with each Shareholder paying in proportion to their respective escrow percentage, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.


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                  (C)   AWARD AND APPEAL. Upon the conclusion of the arbitration
proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award. The parties shall then have thirty (30) days to enter the award as a judgment in the circuit court of Multnomah County, Oregon, and then thirty (30) additional days after entry of the award as a judgment to appeal it in the circuit court. The judge at trial or appeal will award to the prevailing party, as determined by the judge, all costs, fees and expenses related to any trial or appeal, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                  (D) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                  (E) TREATMENT OF DAMAGES. Upon (i) issuance of a final written opinion by the arbitrator or the judge in any trial or appeal, and (ii) after all appeal periods have expired (a "FINAL AWARD"), Microfield will immediately be entitled to recover solely from the Escrow Account the amount of any incurred damages determined and awarded to Microfield under such Final Award, all in accordance with Section 4.3(f), and such incurred damages will be deemed to be owed to Microfield for purposes of this Agreement; provided, however, that the limitation on damages set forth in Section 7.4 of the Merger Agreements shall limit the total damages payable to Microfield under this Agreement.

                  (F) RELEASE OF ESCROW SHARES PURSUANT TO ARBITRATION AWARD. Upon its receipt of a copy of the Final Award and after all appeal periods have expired, the Escrow Agent shall (i) promptly release from escrow and transfer to Microfield for cancellation that number of Escrow Shares having a value (determined in accordance with Section 4.5) equal to the amount of damages (if any) owed to Microfield (as determined under Section 4.3(e)), which transferred and forfeited Escrow Shares shall be taken from and forfeited by each of the Shareholders in proportion to such Shareholder's respective pro rata portion of the Escrow Shares as set forth on EXHIBIT A, and (ii) notify the appropriate Representative in writing of such transfer and forfeiture of Escrow Shares as promptly as reasonably practicable.

            4.4 SETTLED CLAIMS. If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by a Representative and Microfield (a "SETTLED CLAIM"), then the Representative and Microfield shall promptly deliver a copy of such executed settlement agreement to the Escrow Agent together with written instructions executed by both Microfield and the Representative to the Escrow Agent ("SETTLEMENT INSTRUCTIONS") which shall, in accordance with and subject to the terms of the written settlement agreement, instruct the Escrow Agent: (i) to release a stated number of Escrow Shares to Microfield pursuant to such settlement agreement; (ii) that no action need be taken by the Escrow Agent with respect to such Claim; or (iii) that a stated number of Escrow Shares shall be released to the Shareholders pursuant to such settlement agreement. Upon its receipt of such settlement agreement and Settlement Instructions instructing the Escrow Agent to release Escrow Shares to Microfield, the Escrow Agent shall:


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(i) promptly release or cause to be released from escrow and transfer to
Microfield for cancellation that number of Escrow Shares that Microfield and the Representative have agreed shall be transferred and forfeited by the Shareholders in such Settlement Instructions, which transferred and forfeited Escrow Shares shall be forfeited by each of the Shareholders as set forth in
Section 4.5; and (ii) notify the Representative in writing of such transfer and forfeiture of Escrow Shares as promptly as reasonably practicable.

            4.5   DETERMINATION OF NUMBER OF ESCROW SHARES FORFEITED.

                  (a) Any amount of damages owed to Microfield or any other Indemnified Person hereunder, determined pursuant to the foregoing provisions of
Section 4, but limited by Section 7.4 of the Merger Agreements, shall be payable to Microfield as provided in this Agreement out of the Escrow Shares then held by the Escrow Agent. For any Claim or Claims arising under either or both of the Merger Agreements, Microfield shall be entitled to receive all of the Escrow Shares; provided, however, that the Escrow Shares shall first be forfeited by the CTS Shareholder in the event of a Claim under the CTS Merger Agreement, or first by the Velagio Shareholders in the event of a Claim under the VSI Merger Agreement (each of the Velagio Shareholders in proportion to their respective pro rata percentage of the Escrow Shares as set forth on EXHIBIT A). For example, if a Claim arises under the CTS Merger Agreement that represents 450,000 Escrow Shares, Microfield shall receive all of the CTS Shareholder's Escrow Shares and then the balance from the Velagio Shareholders' Escrow Shares. If for example, a subsequent Claim arises under the CTS Merger Agreement that represents an additional 100,000 Escrow Shares, Microfield shall receive the remaining 50,000 Escrow Shares from the Velagio Shareholders, at which time the limitation of Section 7.4 of the Merger Agreements shall be reached.

                  (b) For purposes of this Agreement, Escrow Shares shall be deemed to have a per share value equal to the per share market value of Microfield Common Stock (based on the Microfield Stock Value as set forth in the Merger Agreements, which is defined as the average bid price as reported on the OCTBB or NASDAQ or other exchange upon which Microfield Common Stock is trading for the thirty (30) days immediately prior to and including the last trading day prior to the applicable date for which the value is determined) which will be set forth in a certificate of Microfield delivered to and received by the Escrow Agent (such price per share and certificate to be adjusted to reflect any Capital Change, whether occurring at or after the Closing Date, if the written notice contemplated by Section 2.4 has been received by the Escrow Agent). Microfield shall promptly give the Escrow Agent and the Representative written notice of the occurrence of any Capital Change and the impact thereof on such price per share of Microfield Common Stock referred to above.

            4.6 MULTIPLE CLAIMS PERMITTED. The assertion of any single Claim for indemnification hereunder shall not bar Microfield from asserting any other Claims hereunder.


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      5.    LIMITATION OF ESCROW AGENT'S LIABILITY.

            5.1 LIMITATION OF LIABILITY. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing.

            5.2 RESOLUTION OF CONFLICTING DEMANDS. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent shall have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) file a suit in interpleader with a court of competent jurisdiction, deposit the Escrow Shares at issue with the clerk of such court and obtain an order from such court requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (ii) give written notice to the Representative(s) and Microfield that it has received conflicting instructions and is refraining from taking action with respect to the subject matter of the conflicting instructions until it receives instructions consented to in writing by both Microfield and the respective Representative. In the event an interpleader suit as described in clause (i) above is brought, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit, and Microfield and the Shareholders shall pay the Escrow Agent all costs, expenses and reasonable attorney fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 5.2 (such costs, fees and expenses shall be treated as extraordinary fees and expenses for the purposes of Section 9).

            5.3 INDEMNIFICATION. Each party to this Agreement other than the Escrow Agent (each an "INDEMNIFYING PARTY" and together the "INDEMNIFYING PARTIES"), hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, the Escrow Agent's officers, directors, employees, counsel and agents (severally and collectively for purposes of this Sections 5.3, 5.4 and 5.5 only, "ESCROW AGENT"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon, any act or omission by Escrow Agent (not involving gross negligence, willful misconduct or fraud on Escrow Agent's part) relating in any way to this Agreement or the Escrow Agent's services hereunder. The aggregate liability of the Shareholders and Microfield


10 - INDEMNIFICATION ESCROW AGREEMENT
to the Escrow Agent under this indemnity shall be limited to the Escrow Shares then in escrow hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any Indemnifying Party who reimburses or indemnifies the Escrow Agent pursuant to this Section 5.3 shall have a right to seek contribution from any and all other Indemnifying Parties according to their relative fault or, if such relative fault is not determinable, in accordance with each Shareholder's pro rata ownership of Escrow Shares; provided, that the aggregate liability of the Shareholders for any such contribution shall be limited to the Escrow Shares then in escrow hereunder.

            5.4 DEFENSE. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, Escrow Agent's retention of separate counsel shall be reimbursable as hereinabove provided. Escrow Agent's right to indemnification hereunder shall survive Escrow Agent's resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

            5.5 NOTICE TO INDEMNIFYING PARTIES. The Escrow Agent shall notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow Agent, or any action commenced against Escrow Agent, for which indemnification is required under Section 5.3, within ten (10) days after Escrow Agent's receipt of written notice of such claim. The Indemnifying Parties will be relieved of their indemnification obligations under this Section 5 if Escrow Agent fails to timely give such notice and such failure adversely affects the Indemnifying Parties' ability to defend such claim. However, Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 5.

            5.6 USE OF AGENTS. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys and shall be entitled to consult with its legal counsel, including in-house legal counsel, as to any questions or matters arising hereunder and the reasonable, good faith written opinion of such legal counsel shall be full and complete authorization and protection to Escrow Agent in respect of any act or omission by Escrow Agent undertaken in good faith and in accordance with the opinion of such legal counsel. The Escrow Agent shall have no liability for the conduct of any outside attorneys, accountants or other similar professionals it retains. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Oregon.


11 - INDEMNIFICATION ESCROW AGREEMENT

      6. REPRESENTATIVES OF THE SHAREHOLDERS. The Representatives each represent and warrant to the Escrow Agent that he has the irrevocable right, power and authority (i) to enter into and perform this Agreement and to bind the CTS Shareholder with respect to the CTS Representative, and the Velagio Shareholders with respect to the Velagio Representative, to the terms of this Agreement, (ii) to give and receive directions and notices hereunder; and (iii) to make all determinations. Unless and until the Escrow Agent receives written notice of the appointment of a successor Representative, the Escrow Agent may assume without inquiry that the last Representative of which it has notice remains in that capacity. The Representative shall not be entitled to receive any compensation from Microfield in connection with this Agreement.

      7. NOTICES. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed delivered (i) when personally served, or (ii) when delivered by an overnight courier service as shown by the records of such delivery service, addressed as follows:


12 - INDEMNIFICATION ESCROW AGREEMENT

            (i)   IF TO THE ESCROW AGENT:

                  Anthony J. Motschenbacher
                  Motschenbacher & Blattner, LLP
                  Suite 200
                  117 SW Taylor Street
                  Portland, Oregon 97204
                  Telephone: (503) 417-0501

            (ii)  IF TO MICROFIELD:
                  Microfield Group, Inc.
                  Suite 310
                  1631 Thurman Street
                  Portland, Oregon 97209
                  Attention:  Steven M. Wright
                  Phone: (503) 419-3581

                  WITH A COPY TO:

                  Dunn, Carney, Allen, Higgins & Tongue LLP
                  Suite 1500
                  851 SW Sixth Avenue
                  Portland, Oregon 97204
                  Attention:  Jonathan A. Bennett
                  Phone: (503) 224-6440

            (iii) IF TO THE VELAGIO SHAREHOLDERS OR THE VELAGIO REPRESENTATIVE:

                  Kurt A. Underwood
                  Suite 400
                  1631 Thurman Street
                  Portland, Oregon 97209
                  Phone:  (503) 467-7777

                  WITH A COPY TO:

                  White & Lee LLP
                  Suite 2440
                  805 SW Broadway
                  Portland, Oregon  97205
                  Attention: Jon R. Summers
                  Phone:  (503) 419-3000


13 - INDEMNIFICATION ESCROW AGREEMENT

            (v)   IF TO THE CTS SHAREHOLDER OR THE CTS REPRESENTATIVE:

                  Christenson Group LLC
                  Suite 400
                  1631 Thurman Street
                  Portland, Oregon 97209
                  Attention:  Robert J. Jesenik and Andrew S. Craig
                  (503) 419-3500

or to such other address as the parties designate in a writing delivered to each of the other parties hereto in accordance with this Section 7. Notwithstanding the foregoing, notices and the like addressed to the Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume without inquiry (unless the Escrow Agent has written notice to the contrary) that notices received by it, which are also required to be delivered to another party have, in fact, been delivered to such other party.

      8.    MISCELLANEOUS.

            8.1 CHOICE OF LAW. The internal laws of the State of Oregon (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

            8.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

            8.3 SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

            8.4 PARTIES IN INTEREST. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each such person. Neither this Agreement nor any right or obligation hereunder shall be assignable or delegable by the Shareholders except with the prior written consent of Microfield. This Agreement shall be assignable or delegable by Microfield, with or without the prior written consent of the other parties hereto, including to any successor in interest of Microfield, whether by merger, reorganization, sale of assets or otherwise so long as such successor assumes the obligations hereof.


14 - INDEMNIFICATION ESCROW AGREEMENT

            8.5 HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            8.6 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            8.7 ENTIRE AGREEMENT. As between Microfield, the Representatives and the Shareholders, except as otherwise provided in the Merger Agreements, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. As between the Escrow Agent and the other parties hereto, all such parties agree that the Escrow Agent's duties are defined only in this Agreement, any contrary provisions of the Merger Agreements notwithstanding.

            8.8 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable legal requirements or otherwise, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, all parties shall use their commercially reasonable efforts to take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

            8.9 FORCE MAJEURE. Neither Microfield nor the Shareholders nor Escrow Agent shall be responsible for any delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, earthquakes or other disasters.

            8.10 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.


15 - INDEMNIFICATION ESCROW AGREEMENT

            8.11 AMENDMENT. This Agreement may be amended by the written agreement of Microfield, the Escrow Agent and the Representatives, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Microfield and the Representatives, the Escrow Agent shall resign and Microfield shall appoint a successor Escrow Agent in accordance with Section 10. No amendment of the Merger Agreements shall increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

      9. COMPENSATION AND EXPENSES OF ESCROW AGENT. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder in accordance with the fee schedule attached hereto as EXHIBIT B shall be paid by Microfield upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a Notice of Claim, shall be paid fifty percent (50%) by Microfield and fifty percent (50%) by the Shareholders (each Shareholder paying it or his escrow percentage) upon receipt of a written invoice by Escrow Agent, and subject to the provisions of Section 4.3(b) shall be allocated to the non-prevailing party in any action, arbitration, trial or appeal.

      10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the other parties to this Agreement, specifying a date not less than thirty (30) days following the date of receipt of such notice when such resignation shall take effect. Microfield and the Representatives shall designate a successor escrow agent prior to the expiration of such thirty (30) day period by giving written notice of such successor to the Escrow Agent. Microfield and the Representatives may only appoint a successor escrow agent upon their mutual agreement. If no successor escrow agent is named by Microfield and the Representatives, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The Escrow Agent shall promptly transfer the Escrow Shares to such designated successor.

      11. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Merger Agreements. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Oregon. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto. In no event shall the Escrow Agent have any duty or obligation to determine or enforce compliance with the requirements of any agreement or instrument other than this Agreement (including without limitation the Merger Agreements).

                         [SIGNATURES ON FOLLOWING PAGE]


16 - INDEMNIFICATION ESCROW AGREEMENT

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ESCROW AGENT:                                  MICROFIELD:

                                               MICROFIELD GROUP, INC.
                                               an Oregon corporation


_____________________________________________  By: _____________________________
ANTHONY J. MOTSCHENBACHER, as the Escrow Agent     Steven M. Wright, President

SHAREHOLDERS:                                  REPRESENTATIVES:

CHRISTENSON GROUP, LLC
an Oregon limited liability company

By:   JMW CAPITAL PARTNERS, INC.
      Its Manager


      By: ___________________________________  _________________________________
          Robert J. Jesenik,                   ROBERT J. JESENIK, as the CTS
          Chief Executive Officer              Representative

TSI TELECOMMUNICATION
SERVICES INC.
a Delaware corporation


By:__________________________________________  _________________________________
Name:________________________________________  KURT A. UNDERWOOD, as the Velagio
Its:_________________________________________  Representative



_____________________________________________
KURT A. UNDERWOOD, individually


17 - INDEMNIFICATION ESCROW AGREEMENT

                                   EXHIBIT A

                                SHAREHOLDER LIST

                                                      INITIAL          PRO RATA
  SHAREHOLDER NAME               ADDRESS           ESCROW SHARES      PERCENTAGE
  ----------------               -------           -------------      ----------
KURT A. UNDERWOOD         Suite 400
                          1631 Thurman Street            203,008          40.60%
                          Portland, Oregon 97209

TSI TELECOMMUNICATION
SERVICES INC.                                             46,992           9.40%

CHRISTENSON GROUP LLC     Suite 400
                          1631 Thurman Street
                          Portland, Oregon 97209         250,000          50.00%

TOTAL                                                    500,000         100.00%

                                   EXHIBIT B

                       FEES AND EXPENSES OF ESCROW AGENT